  EXHIBIT 10.5

THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”, HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES EXCHANCE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FORM REGISTRATION UNDER REGULATION AND/OR REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE“RESTRICTED” AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATIONS PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT. PURSUANT TO REGULATIONS AND/OR REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING WITH SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

DEBENTURE

GLOBAL WARMING SOLUTIONS, INC.

Convertible Debenture

$ 50,000.00	Due on DEMAND

This Debenture, dated effective October 23, 2019 is issued by Global Warming Solutions, Inc., an Oklahoma Corporation (the “Company”) to Overwatch Partners, Inc., a Florida corporation, or its assignees (the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I

SECTION 1.01 PRINCIPAL & INTEREST: For value received, the Company hereby promises to pay to the order of Holder in lawful money of the United States of America and in immediately available funds the principal sum of Fifty Thousand dollars ($50,000.00), together with interest on the unpaid principal of this Debenture at the rate of ten percent (10%) per year (computed on the basis of the 365-day year and the actual days elapsed) from the date of the date of this Debenture until paid. At the Holder’s option, as expressly limited in Section 1.02 herein, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on or before the due date of this Debenture or (b) converted in accordance with Section 1.02 herein.

SECTION 1.02 OPTIONAL CONVERSION: The Holder is entitled, at its sole option, to convert, in whole or in part, at any time and from time to time, until payments in full of this Debenture, all or any part of the principal amount of this Debenture, plus accrued interest, into shares (the “Conversion Shares”) of the Company’s common stock (the “Common Stock”). The conversion shall be at a conversion price of $ 0.01 per share. To convert this Debenture, the Holder shall deliver written notice (the “Conversion Notice”) thereof, such Conversion Notice containing such information necessary including amount of conversion and number of shares, to the Company. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice. The Conversion Shares shall be delivered to the Holder at the address indicated herein. Maximum Exercise. The Creditor shall not be entitled to convert the outstanding balance owed, or portion thereof, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Creditor and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of the convertible debenture with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Creditor and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Assignee shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from the Company to the Creditor.

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SECTION 1.03 RESERVATION OF COMMON STOCK: The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based on the Conversion

SECTION 1.04 INTEREST PAYMENTS: The interest so payable will be paid at the time of the maturity of conversion to the person in whose name this Debenture is registered or such other individual or entity to whom this Debenture is assigned pursuant to the terms contained herein. At the time such interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash or in the form of Common Stock. If paid in Common Stock, the amount of stock to be issued shall be calculated in accordance with the formula and procedure set forth in Section 1.02 above.

SECTION 1.05 SUBORDINATED NATURE OF DEBENTURE: This Debenture and all payments hereon, including principal or interest, shall be subordinated and junior in right of payment to all accounts payable of the Company incurred in the ordinary course of business and/or bank debt of the Company.

SECTION 1.06 ADJUSTMENTS TO CONVERSION PRICE: If the Company, at any time while any portion of the principal amount due under this Note is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of it’s Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, or (b) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number shares, then the Conversion price (as defined in Section 1.02) shall not be adjusted. If, however, the Company, at any time while any portion of the principal amount due under this Note is outstanding, shall (a) subdivide outstanding shares of Common Stock into a larger of shares, or (b) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion price (as defined in Section 1.02) shall be adjusted upward so that the percentage of the issued and outstanding shares to which the Holder of this Note is entitled upon to convert shall be the same as it existed prior to such event.

SECTION 1.07. ORIGIN OF THE DEBT. The obligation which is the subject of this Debenture stems from sale of the url www.cbd.biz, and all the assets associated with VitaCig to the Company for $100,000.

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SECTION 1.08 RESTRICTIONS ON CONVERSION. It is agreed and understood among the parties that prior to any conversion of any portion of the principal or interest into common shares of stock in the Company, the Company shall first issue a Resolution of the Board of Directors authorizing each such conversion. The Transfer Agent for the Company shall not be required to issue any shares in response to a request for conversion unless and until the Board of Directors tenders the required resolution authorizing the issuance. The Company agrees that it shall not unreasonably deny a request for such a resolution. The Holder shall not be entitled to convert the outstanding balance owed, or portion thereof, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of the convertible debenture with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Assignee shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from the Company to the Holder.

SECTION 1.09 RIGHT OF REDEMPTION: The Company shall have the right to redeem, with ninety (90) business days advance written notice to the Holder, any or all outstanding Debenture remaining in its sole discretion (“Right of Redemption”). The redemption price shall be equal to 100% of the face amount of the Debenture redeemed plus all accrued interest (“Redemption Price”). Provided however that the holder shall have the right, during said ninety (90) day period, to convert the debt and interest into stock in accordance with the provisions of 1.02 herein.

ARTICLE II

SECTION 2.01 AMENDMENTS AND WAIVE OF DEFAULT: The Debenture may be amended solely with the consent of parties hereto.

ARTICLE III

SECTION 3.01 EVENTS OF DEFAULT: An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of demand; (b) failure by the Company for thirty (30) days after notice to it to comply with any of its other agreements in the Debenture; (c) events of bankruptcy or insolvency; (d) a breach by the Company of its obligations under the Registration Rights Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof. The Holder may not enforce the Debenture except as provided herein.

SECTION 3.02 FAILURE TO ISSUE UNRESTRICTED COMMON STOCK: As indicated above, a failure to honor a Notice of Conversion shall be considered an Event of Default . The Company acknowledges that failure to honor a Notice of Conversion shall cause hardship to the Holder and that therefore the Holder shall be entitled to equitable relief, including specific performance should a Notice of Conversion not be honored.

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ARTICLE IV

SECTION 4.01 NOTICE: Notices regarding this Debenture shall be sent to the parties at the addresses provided from time to time, in writing to the other parties.

SECTION 4.02 GOVERNING LAW: This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of the laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Northern District of the State of Florida or the state courts of St. John’s County of the State of Florida in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including the objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

SECTION 4.03 SEVERABILITY: The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force effect.

SECTION 4.04 ENTIRE AGREEMENT & AMENDMENTS: This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

SECTION 4.05 COUNTERPARTS: This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed of constitute and instrument.

SECTION 4.06 ASSIGNMENT & CONVEYANCE: Given the unique nature of the Company, this Debenture shall not be assigned or conveyed, (except in conjunction with the sale or transfer of all or substantially all of the assets of the Company) by the Company, without the express written consent of the Holder. The Holder, upon written notice to the Company, shall have right to assign or convey this Debenture to a third party or parties, in one or multiple parts, in the Holder’s sole discretion.

IN WITNESS THEREOF, for good and valuable consideration, the adequacy of which is acknowledged by the parties and with the intent to be legally bound hereby, the Company has executed this Debenture as of the date first written above.

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GLOBAL WARMING SOLUTIONS INC. (“COMPANY”)

By:	/s/ Vladimir Vasilenko
Name:	Vladimir Vasilenko
Title:	President & CEO

ACCEPTED AND AGREED: OVERWATCH PARTNERS, INC. (“HOLDER”)

By:	/s/ Michael W Hawkins
Name:	Michael W Hawkins
Title:	President

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